UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 2, 2012

Date of Report (Date of Earliest Event Reported)

Cabot Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
(Address of principal executive offices)		(Zip code)

617-345-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on June 20, 2012, Cabot Corporation (the “Company”) and N Beta S.à r.l. (the “Seller”), an affiliate of Doughty Hanson & Co Managers Limited and Euroland Investments B.V., entered into an Agreement (the “Agreement”) pursuant to which, subject to the terms and conditions set forth in the Agreement, the Company agreed to purchase from the Seller all of the issued and outstanding share capital of Norit N.V. (“Norit”) for a purchase price of $1.1 billion.

Each party’s obligation to complete the transaction is subject to the fulfillment of certain conditions, including, (i) expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, (ii) the transaction having been cleared by the German antitrust authority or deemed to be cleared pursuant to the lapse of the applicable waiting period, (iii) Dutch works council consultation and advice, (iv) subject to certain exceptions, the accuracy of the warranties of the other party contained in the Agreement, and (v) material performance and compliance of the other party with its agreements and obligations contained in the Agreement. The Agreement is not subject to a financing condition.

The transaction is expected to close by the end of calendar year 2012, although there can be no assurance the transaction will occur within the expected timeframe or at all.

Attached as exhibits to this Current Report on Form 8-K are (i) unaudited pro forma combined balance sheet of the Company as of March 31, 2012, giving effect to the acquisition of Norit as if it and the related financing transactions had occurred on March 31, 2012, and unaudited pro forma combined consolidated statements of operations for the fiscal year ended September 30, 2011 and the six months ended March 31, 2012, giving effect to the acquisition of Norit as of October 1, 2010, (ii) the Carve Out Combined and Consolidated Balance Sheets of Norit’s Activated Carbon Business as of December 31, 2011 and 2010 and the Carve Out Combined and Consolidated Statements of Operations, Invested Equity, Shareholders’ Equity and Comprehensive Income and Cash Flows for each of the years in the three-year period ended December 31, 2011 and KPMG Accountants N.V.’s report dated February 17, 2012, and (iii) Consent of KPMG Accountants N.V.

This Current Report on Form 8-K includes forward-looking statements concerning, among other things, the acquisition, including the anticipated timing of completion, and the Company’s financial condition and results of operations after giving effect thereto. All such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans and are subject to a number of risks and uncertainties inherent in projecting future conditions, events and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are detailed in the Company’s filings with the SEC from time to time, including the Form 10-K filed for the year ended September 30, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 23 Consent of KPMG Accountants N.V.

Exhibit 99.1 The Company’s Unaudited Pro Forma Combined Balance Sheet as of March 31, 2012, giving effect to the acquisition of Norit as if it and the related financing transactions had occurred on March 31, 2012, and Unaudited Pro Forma Combined Statement of Operations for the twelve months ended September 30, 2011 and the six months ended March 31, 2012, in each case giving effect to the acquisition of Norit as if it and the related financing transactions occurred on October 1, 2010.

Exhibit 99.2 The Carve Out Combined and Consolidated Balance Sheets of Norit’s Activated Carbon Business as of December 31, 2011 and 2010 and the Carve Out Combined and Consolidated Statements of Operations, Invested Equity, Shareholders’ Equity and Comprehensive Income and Cash Flows for each of the years in the three-year period ended December 31, 2011 and KPMG Accountants N.V.’s report dated February 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

July 2, 2012	By:	/s/ James P. Kelly
	Name:	James P. Kelly
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

23	Consent of KPMG Accountants N.V.

99.1	The Company’s Unaudited Pro Forma Combined Balance Sheet as of March 31, 2012, giving effect to the acquisition of Norit as if it and the related financing transactions had occurred on March 31, 2012, and Unaudited Pro Forma Combined Statement of Operations for the twelve months ended September 30, 2011 and the six months ended March 31, 2012, in each case giving effect to the acquisition of Norit as if it and the related financing transactions occurred on October 1, 2010.

99.2	The Carve Out Combined and Consolidated Balance Sheets of Norit’s Activated Carbon Business as of December 31, 2011 and 2010 and the Carve Out Combined and Consolidated Statements of Operations, Invested Equity, Shareholders’ Equity and Comprehensive Income and Cash Flows for each of the years in the three-year period ended December 31, 2011 and KPMG Accountants N.V.’s report dated February 17, 2012.

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